UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2015

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Meeting”) of Cisco Systems, Inc. (“Cisco”) was held on November 19, 2015. At the Meeting, the shareholders voted on the following five proposals and cast their votes as follows:

Proposal 1: To elect eleven members of Cisco’s Board of Directors:

Nominee	For	Against	Abstained	Broker Non-Votes
Carol A. Bartz	3,559,699,433	121,406,778	23,143,169	643,219,676
M. Michele Burns	3,529,022,060	151,532,053	23,695,267	643,219,676
Michael D. Capellas	3,601,094,020	84,797,227	18,358,133	643,219,676
John T. Chambers	3,571,125,736	91,769,782	41,353,862	643,219,676
Brian L. Halla	3,648,058,692	37,542,797	18,647,891	643,219,676
Dr. John L. Hennessy	3,223,483,721	462,242,303	18,523,356	643,219,676
Dr. Kristina M. Johnson	3,642,386,435	43,831,949	18,030,996	643,219,676
Roderick C. McGeary	3,599,997,276	85,605,733	18,646,371	643,219,676
Charles H. Robbins	3,623,387,226	63,005,192	17,856,962	643,219,676
Arun Sarin	3,667,288,287	18,218,355	18,742,738	643,219,676
Steven M. West	3,592,105,016	88,566,374	23,577,990	643,219,676

Proposal 2: To approve, on an advisory basis, executive compensation:

For	Against	Abstained	Broker Non-Votes
3,411,803,698	264,588,750	27,856,932	643,219,676

Proposal 3: To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 30, 2016:

For	Against	Abstained	Broker Non-Votes
4,248,925,150	79,571,724	18,972,182	0

Proposal 4: A shareholder proposal to request Cisco’s Board of Directors (the “Board”) make efforts to implement a set of principles called the “Holy Land Principles” applicable to corporations doing business in Palestine-Israel.

For	Against	Abstained	Broker Non-Votes
97,407,898	3,392,577,744	214,263,738	643,219,676

Proposal 5: A shareholder proposal to request the Board to adopt, and present for shareholder approval, a “proxy access” bylaw amendment.

For	Against	Abstained	Broker Non-Votes
2,370,255,658	1,293,343,296	40,650,426	643,219,676

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: November 20, 2015	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Secretary